                            STOCKHOLDERS' AGREEMENT
                            -----------------------


     AGREEMENT made this 9th day of August, 1996, between Physicians Quality Care, Inc., a Delaware corporation (the "Company"), and the Stockholders of the Company named on the signature page of this Agreement (the "Physicians").

     WHEREAS, the Company and the Physicians are parties to either (i) a merger agreement or (ii) an asset purchase agreement and an affiliation agreement (the "Agreements") that, among other things, provide for the issuance of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (any Common Stock beneficially owned by such Physicians whether now or hereinafter acquired being referred to herein as the "Shares").

     WHEREAS, the Company and the Physicians agree that the Shares shall be subject to the restrictions on transfer set forth herein.

     NOW THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Restrictions on Transfer.
         ------------------------

         (a) Until August 9, 1998, no Physician shall, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge, or otherwise dispose of, or encumber any of the Shares, or any interest therein (each, a "Transfer"); unless and until such Transfer has been approved by the Company (it being understood that the Company intends to consent to such Transfer (subject to the Company's rights under Sections 2 and 3 hereof) unless the Company reasonable concludes that the Transfer, together with the Transfers by other shareholders of the Company, may cause any merger pursuant to which such Physician becomes a stockholder of the Company not to qualify as a tax-free reorganization pursuant to Section 365 of the Internal Revenue Code of 1986, as amended).

         (b) Subject to Section 1(a), a Physician may Transfer Shares (i) only in accordance with Section 2 below or (ii) to (A) an individual, partnership, joint venture, corporation, company, trust, estate, unincorporated association or other entity of whatever nature which is directly or indirectly controlled by such Physician, (B) any family member of such Physician or such Physician's family members, and (C) a third party granted an interest in the Shares in the will of such Physician or by the laws of descent or distribution (each transferee as set forth in clauses (A)-(C), a "Permitted Transferee"); provided
                                                                       --------
that, such Shares shall remain subject to this Agreement (including without
----
limitation the restrictions on transfer set forth in this Section 1) and such Permitted Transferee shall, as a condition to such Transfer, deliver to the Company a written instrument confirming that such Permitted Transferee shall be bound by all of the terms and conditions of this Agreement.

     2.  Right of First Refusal.
         ----------------------

         (a) If a Physician proposes to Transfer any Shares other than as set forth in paragraph 2(d) below, then the Physician shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Physician proposes to transfer the ("Offered Shares"), the price per share and all other material terms and conditions of the Transfer.

         (b) For sixty (60) days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Physician within such sixty (60) day period. Within ten (10) days after receipt of such notice, the Physician shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Physician or with duly endorsed stock powers attached thereto, all in form suitable for transfer of the Offered Shares to the Company. Upon receipt of such certificate or certificates, the Company shall deliver or mail to the Physician a check in payment of the purchase price for the Offered Shares; provided that if the terms
                                                      -------------
of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.

         (c) If the Company does not elect to acquire all of the Offered Shares, the Physician may, within the sixty (60) day period following the expiration of the rights granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee or any other transferee, provided that
                                                                   -------------
such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 2 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 1 and the right of first refusal set forth in this Section 2) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

         (d) The following transactions shall be exempt from the provisions of this Section 2:

             (i) A Transfer of Shares to or for the benefit of a Permitted Transferee;

             (ii) Any Transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

             (iii) The sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation); provided, however, that in any such case, unless the provisions of this Section
--------  -------
2 shall be thereby terminated pursuant to subsection (f) below, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 1 and the right of first refusal set forth in this Section 2) and such transferee shall, as a condition to such Transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

         (e) The Company may assign its rights to purchase Shares in any particular transaction under this Section 2 to one or more persons or entities.

         (f) The provisions of this Section 2 shall terminate upon the earlier of the following events:

             (i) The closing of the sale of shares of Common Stock in a public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

             (ii) upon the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

     3.  Right of the Company to Reacquire The Shares.  In the event that a
         --------------------------------------------
Physician ceases to be an employee of Medical Care Partners, P.C. or another professional corporation affiliated with the Company at any time prior to August 9, 1999, the Company shall have the right, exercisable within 30 days of such termination, to require such Physician to sell all Shares then held by such Physician to the Company at their Fair Market Value. For purposes of the foregoing, the Fair Market Value of the Shares shall mean: (a) if the Shares are listed on a national securities exchange or the National Association of Securities Dealers, Inc.'s National Market System, the last sales price on the date of termination and (b) if the Shares are not listed on a national securities exchange or the National Market System at the fair value thereof as determined by an independent financial advisor reasonably satisfactory to the Company and the Physician based upon recent sale of shares of the Company's Common Stock, or in the absence of any such sale, sales of the equity securities of comparable companies. The Company's rights pursuant to this Section 3 shall not otherwise restrict the Physician's ability to Transfer the Share and shall not be binding upon any subsequent holder of the Shares.

     4.  Effect of Prohibited Transfer.  The Company shall not be required (a)
         -----------------------------
to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

     5.  Restrictive Legend.
         ------------------

         (a) All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

         "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

         (b) An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of the Company and maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

     6.  Escrow.  Each Physician shall, upon the execution of this Agreement,
         ------
execute Joint Escrow Instructions in the form appended hereto as Exhibit A.  The
                                                                 ---------
Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. Each Physician shall deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of such Physician, the certificate(s) evidencing the Shares. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

     7.  Severability.  The invalidity or unenforceability of any provision of
         ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     8.  Waiver.  Any provision contained in this Agreement may be waived,
         -------
either generally or in any particular instance, by the Board of Directors of the Company.

     9.  Binding Effect.  This Agreement shall be binding upon and inure to the
         --------------
benefit of the Company and the Physician and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 1 of this Agreement.

     10. Termination.  This Agreement shall terminate upon the later to occur
         -----------
of the following: (a) August 9, 1999 or (b) the termination of the provisions of
Section 2 pursuant to Section 2(f).

     11. Notice.  All notices, requests, demands, claims, and other
         ------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company, at 950 Winter Street, Suite 2410, Waltham, MA 02154, or at such other address or addresses as may have been furnished in writing by the Company to the Physician; or

     If to a Physician, at such Physician's address set forth on Exhibit B
                                                                 ---------
attached hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Physician.

     Any party hereto may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to

     12.  Pronouns.  Whenever the context may require, any pronouns used in this
          --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

     14.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by both the Company and the Physician.

     15.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              PHYSICIANS QUALITY CARE, INC.



                              By:/s/ Jerilyn Asher
                                 ---------------------------------------------
                              Name:
                              Title:


                              PHYSICIANS:


                              /s/ Kevin Beck
                              ------------------------------------------------
                              Kevin Beck, M.D.

                              /s/ Alphonse Calvanese
                              ------------------------------------------------
                              Alphonse Calvanese, M.D.

                              /s/ William Belcastro
                              ------------------------------------------------
                              William Belcastro, M.D.

                              /s/ James Haines
                              ------------------------------------------------
                              James Haines, M.D.

                              /s/ Jay Ungar
                              ------------------------------------------------
                              Jay Ungar, M.D.

                              /s/ Neal Lakritz
                              by Mark Mullan, Attorney in Fact
                              ------------------------------------------------
                              Neal Lakritz, M.D.

                              /s/ Mark Mullan
                              ------------------------------------------------
                              Mark Mullan, M.D.

                              /s/ Francis Murray
                              ------------------------------------------------
                              Francis Murray, M.D.

                              /s/ P.J. Ramaswamy
                              ------------------------------------------------
                              P.J. Ramaswamy, M.D.

                              /s/ Jay Burton
                              ------------------------------------------------
                              Jay Burton, D.D.

                              /s/ Kathleen Carlson
                              ------------------------------------------------
                              Kathleen Carlson, M.D.

                              /s/ Victoria Cook
                              ------------------------------------------------
                              Victoria Cook, M.D.

                              /s/ Michael Coppola
                              ------------------------------------------------
                              Michael Coppola, M.D.

                              /s/ Paul Hetzel
                              ------------------------------------------------
                              Paul Hetzel, M.D.

                              /s/ Robert Hoffman
                              ------------------------------------------------
                              Robert Hoffman, M.D.

                              /s/ Thomas Keenan
                              ------------------------------------------------
                              Thomas Keenan, M.D.

                              /s/ Bruce Meth
                              ------------------------------------------------
                              Bruce Meth, M.D.

                              /s/ Jeffrey Ochs
                              ------------------------------------------------
                              Jeffrey Ochs, M.D.

                              /s/ David Pierangelo
                              ------------------------------------------------
                              David Pierangelo, M.D.

                              /s/ David Pleet MD
                              by Paul Hetzel, Attorney in Fact
                              ------------------------------------------------
                              David Pleet, M.D.

                              /s/ Thomas Race MD
                              by Paul Hetzel, Attorney in Fact
                              ------------------------------------------------
                              Thomas Race, M.D.

                              /s/ Michael Rosen MD
                              ------------------------------------------------
                              Michael Rosen, M.D.

                              /s/ Roy Stillerman MD
                              ------------------------------------------------
                              Roy Stillerman, M.D.

                              /s/ John Zeroogian, MD
                              ------------------------------------------------
                              John Zeroogian, M.D.

                              /s/ Patrick Coughlan
                              ------------------------------------------------
                              Patrick Coughlan, M.D.

                              /s/ Ronald Kanagaki
                              ------------------------------------------------
                              Ronald Kanagaki, M.D.

                              /s/ Bernard Oddi MD
                              ------------------------------------------------
                              Bernard Oddi, M.D.

                              /s/ Anthony Sobey, by ___ Attorney in Fact
                              ------------------------------------------------
                              Anthony Sobey, M.D.

                                   Exhibit A
                                   ---------

                         PHYSICIANS QUALITY CARE, INC.

                           JOINT ESCROW INSTRUCTIONS
                           -------------------------

                                 _____________, 1996



Physicians Quality Care, Inc.
950 Winter Street
Suite 2410
Waltham, MA 02154

Attention:  Secretary

Ladies and Gentlemen:

     As Escrow Agent for Physicians Quality Care, Inc., a Delaware corporation (the "Corporation"), and the undersigned physician ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stockholders' Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

     1. Holder irrevocably authorizes the Corporation to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. Holder does hereby irrevocably constitute and appoint you as the Holder's attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Corporation while the Shares are held by you.

     2. Upon any purchase by the Corporation of the Shares pursuant to Section 2 of the Agreement, the Corporation shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Corporation. Holder and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     3. At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of the Shares, (b) to fill in on such form or forms the number of Shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

     4. The Holder shall have the right to withdraw from this escrow any Shares upon the termination of the Corporation's right of first refusal pursuant to
Section 2 of the Agreement or in connection with a transfer permitted by Section 1 of the Agreement.

     5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.
You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.
In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     8. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     9. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

     10. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint any officer of the Corporation as successor Escrow Agent.

     11. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     12. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

CORPORATION:           Physicians Quality Care, Inc.
                       950 Winter Street
                       Suite 2410
                       Waltham, MA 02154
                       Attention:  Jerilyn P.  Asher

HOLDER: Notices to Holder shall be sent to the address set forth below Holder's signature below.

ESCROW AGENT:          Physicians Quality Care, Inc.
                       950 Winter Street
                       Suite 2410
                       Waltham, MA 02154
                       Attention:  Jerilyn P.  Asher

     14. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

     15. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                              Very truly yours,

                              PHYSICIANS QUALITY CARE, INC.



                              By:_________________________________
                              Name:
                              Title:


                              HOLDER:



                              ____________________________________
                              (Signature)

                              ____________________________________
                              Name

                              Address:


                              Date Signed:


ESCROW AGENT:



________________________________

                                   Exhibit B
                                   ---------

Kevin Beck, M.D.
307 Prospect Street
East Longmeadow, MA 01028

Alphonse Calvanese, M.D.
393 Green Hill Road
Longmeadow, MA 01106

William Belcastro, M.D.
33 Pleasant View
Wilbraham, MA 01095

James Haines, M.D.
575 Mapleton Avenue
Suffield, CT 06078

Jay Ungar, M.D.
11 Brookside Drive
Longmeadow, MA 01106

Neal Lakritz, M.D.
142 Blueberry Hill road
Longmeadow, MA 01106

Mark Mullan, M.D.
82 Green Lane
Springfield, MA 01095

Francis Murray, M.D.
248 Blueberry Hill Road
Longmeadow, MA 01106

P. J.  Ramaswamy, M.D.
60 Exeter Avenue
Longmeadow, MA 01106

Jay Burton, O.D.
396 Inverness Lane
Longmeadow, MA 01106

Kathleen Carlson, M.D.
183 Maple Ridge Road
Northampton, MA 01060

Victoria Cook, M.D.
246 Colony Road
Longmeadow, MA 01106

Michael Coppola, M.D.
33 Western Drive
Longmeadow, MA 01106

Paul Hetzel, M.D.
47 Bellevue Avenue
Springfield, MA 01108

Robert Hoffman, M.D.
703 Frank Smith Road
Longmeadow, MA 01106

Thomas Keenan, M.D.
8 Crescent Hill
Springfield, MA 01105

Bruce Meth, M.D.
108 Canterbury Lane
Longmeadow, MA 01106

Andrew Moskovitz, M.D.
82 Woodbridge Street
South Hadley, MA 01075

Jeffrey Ochs, M.D.
101 Academy Drive
Longmeadow, MA 01106

David Pierangelo, M.D.
12 Milbrook Drive
Wilbraham, MA 01095

David Pleet, M.D.
70 Bellevue Avenue
Springfield, MA 01108

Thomas Race, M.D.
9 Conifer Drive
Wilbraham, MA 01095

Michael Rosen, M.D.
190 Forest Park Avenue
Springfield, MA 01108

Jeffrey Stein, M.D.
164 Wenonah Road
Longmeadow, MA 01106

Roy Stillerman, M.D.
101 Morningside Drive
Longmeadow, MA 01106

Salvatore Tassone
33 Debra Lane
Agawam, MA 01001

John Zeroogian, M.D.
Bigelow Commons, Apt.  1315
Enfield, CT 06082

Patrick Coughlan, M.D.
55 Allen Street
East Longmeadow, MA 01028

Ronald Kanagaki, M.D.
119 Valley View Circle
West Springfield, MA 01089

Bernard Oddi, M.D.
10 Becker Street
Wilbraham, MA 01095

Anthony Sobey, M.D.
22 Longview Drive
Wilbraham, MA 01095

Joseph Mitchell
Ayco Company
Executive Woods, Suite 120
855 Route 146
Clifton Park, NY 12065

                                      -8-